UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2020

SPHERE 3D CORP.
(Exact Name of Registrant as Specified in Charter)

Ontario, Canada	001-36532	98-1220792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Don Mills Road, Bldg. 2, Suite 900 Toronto, Ontario	M3C 1W3
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 571-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2020, Sphere 3D Corp. (the "Company") entered into entered into an $11 million equity purchase agreement ("Agreement") and registration rights agreement with Oasis Capital, LLC, a Puerto Rico limited liability company ("Oasis Capital"), to purchase from the Company up to Eleven Million Dollars ($11,000,000.00) of the Company's Common Stock. Under the purchase agreement, Sphere 3D has the right to sell up to $11 million of its stock to Oasis Capital over a 36-month period, upon satisfaction of the conditions in the Agreement, including the effectiveness of a resale registration statement being filed on Form S1. Sphere 3D will control the timing and amount of any sales to Oasis Capital, and Oasis Capital is obligated to make purchases in accordance with the Agreement, upon certain terms and conditions being met. The Agreement, which contains a floor price of $1.58 per common share, allows the Company to fund its needs in a more expedient and cost-effective manner, on the pricing terms set forth in the Agreement. The equity line is designed to provide capital to the Company as it is required.  In connection with the Company's entry into the Agreement, the Company issued Oasis Capital 77,465 shares of Common Stock as a commitment fee.  A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Registration Rights Agreement  is attached as Exhibit 10.2 and incorporated herein by reference.

On May 18, 2020, the Company issued a press release regarding the above transaction.  A copy of the press release is attached hereto as Exhibit 10.3.

Under the Agreement, the Company has made certain customary representations, warranties and covenants.

The offer and sale of the securities by Sphere 3D in the above transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered or qualified under any state securities laws, and therefore may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements, and registration or qualification and under applicable state securities or "Blue Sky" laws or an applicable exemption from such registration or qualification requirements.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful.

The foregoing summary of the terms of the Agreement and the Registration Rights Agreement  do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offer and sale of the securities by Sphere 3D in the above transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered or qualified under any state securities laws, and therefore may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements, and registration or qualification and under applicable state securities or "Blue Sky" laws or an applicable exemption from such registration or qualification requirements.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Equity Purchase Agreement, dated May 15, 2020, by and between Sphere 3D Corp. and Oasis Capital, LLC

10.2	Registration Rights Agreement, dated May 15, 2020, by and between Sphere 3D Corp. and Oasis Capital, LLC

10.3	Press Release dated May 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020

SPHERE 3D Corp.

By:	/s/ Peter Tassiopoulos
Name: Peter Tassiopoulos
Title: Chief Executive Officer

EXHIBIT INDEX Form 8-K

Exhibit Number	Description

10.1	Equity Purchase Agreement, dated May 15, 2020, by and between Sphere 3D Corp. and Oasis Capital, LLC

10.2	Registration Rights Agreement, dated May 15, 2020, by and between Sphere 3D Corp. and Oasis Capital, LLC

10.3	Press Release dated May 18, 2020